AMENDMENT NO. 1 TO ESCROW AGREEMENT EXECUTED JUNE 8, 2005

This Amendment amends the Escrow Agreement (the "Agreement") made by and between City National Bank, a national banking association, with its principal office located at 1950 Avenue of the Stars, 2nd Floor, Los Angeles, California 90067 (the "Escrow Agent"), and Rokwader, Inc., a Delaware corporation, with its principal office located at 23950 Craftsman Road, Calabasas, California 91302 (the "Issuer"), which became fully executed on June 8, 2005.

WITNESSETH:

WHEREAS, the Issuer filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., an SB-2 Registration Statement (the "Registration Statement"), and related Prospectus, File No. 333-125314, on May 27, 2005, in connection with an initial public offering of the Issuer's securities, comprising 100,000 shares of the Issuer's common stock to be sold at a price of $0.75 per share;

WHEREAS, the Issuer has intends to file with the Commission an amendment to the Registration Statement and related Prospectus ("the Amended Registration Statement"), in connection with an initial public offering of the Issuer's securities, amended to comprise 125,000 shares of the Issuer's common stock to be sold at a price of $1.00 per share (the "Securities");

WHEREAS, the Issuer proposes to offer the Securities to the public on a "best efforts, all or none" basis as set forth in the Registration Statement;

WHEREAS, the Issuer and Escrow Account have established an escrow account (the "Escrow Account"), to which subscription funds which are received by the Escrow Agent in connection with such public offering are to be credited and are to be deposited, totaling up to $125,000.

NOW, THEREFORE, for and in consideration of the promises and mutual covenants contained in the Agreement and herein, and other valuable consideration, the parties hereto hereby amend the terms and conditions of the Agreement as follows:

The following shall be added following subsection 1.1:

1.1 The Issuer shall provide a copy of the Amended Registration Statement as filed with the Commission within five (5) days of the date it is filed with the Commission.

A draft of the Amended Registration Statement is included herein as <u>Exhibit A</u> to this Amendment, and is made a part hereof.

Subsection 2.3 shall be deleted in its entirety and replaced with the following:

2.3 The offering period (the "Offering Period"), which shall be deemed to commence on the Effective Date, shall be for a period of up to 180 days. The Offering Period shall be less than 180 days if the Issuer sells all Securities for a total consideration of $125,000. The last day of the Offering Period, which is either

180 days from the Effective Date or the date on which the Issuer sells all Securities for a total consideration of $125,000, whichever occurs first, is also referred to herein as the "Termination Date." Except as provided in Section 4.3 hereof, after the Termination Date, the Issuer shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

Subsection 4.1 shall be deleted in its entirety and replaced with the following:

4.1 Subject to Section 4.3 below, if by the close of regular banking hours on the Termination Date the Escrow Agent determines that the amount in the Fund is less than $125,000, then the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing checks on the Escrow Account for the amounts of such payments and mail them to the purchasers. In such event, the Escrow Agent shall promptly notify the Issuer of its distribution of the Fund. If the Fund is equal to $125,000, the Escrow Account shall remain open beyond the Termination Date in accordance with Section 4.2 below.

All terms and conditions which the parties do not hereby explicitly amend remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement upon proper legal authority as of the 14 day of July, 2005.

City National Bank, a national banking association

By: Sue Behning

Sue Behning, its Trust Officer

Rokwader, Inc., a Delaware corporation

By: Yale Farar

Yale Farar, its President

<u>EXHIBIT A</u>

Draft Amended Registration Statement